UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 26, 2006 (October 20, 2006)
UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Exact name of registrants as specified in their charters)

Delaware	001-15843	13-3989167
Texas	333-48279	74-1282680
(States or other jurisdictions	(Commission	(IRS Employer
of incorporation)	File Numbers)	Identification Nos.)
4444 Brittmore Road
Houston, TX 77041
(Address of principal executive offices)
(713) 335-7000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Credit Agreement
     On October 20, 2006, Universal Compression Holdings, Inc. (the “Company”), and three of its wholly owned subsidiaries, Universal Compression, Inc. (“UCI”, together with the Company, the “US Borrowers”) and UC Canadian Partnership Holdings Company and Universal Compression Canada, Limited Partnership (together with the US Borrowers, the “Borrowers”), entered into a senior secured credit agreement (the “Credit Agreement”) with a syndicate of lenders and financial institutions named therein as parties thereto and Wachovia Bank, National Association, as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, and JPMorgan Chase Bank, N.A. and The Bank of Nova Scotia, as Co-Documentation Agents.
     The new credit facility under the Credit Agreement consists of a five-year $500 million revolving credit facility. Borrowings under the Credit Agreement are secured by substantially all of the personal property assets of the US Borrowers. In addition, all of the capital stock of the domestic restricted subsidiaries, except for subsidiaries used in connection with the asset backed securitization facility, and 65% of the capital stock of the first tier foreign subsidiaries has been pledged to secure the obligations under the Credit Agreement. The new credit facility is not secured by the capital stock of Universal Compression Partners, L.P. (“UCLP”) or any assets or subsidiaries owned by UCLP. Under the Credit Agreement, the revolving credit facility currently bears interest at the Borrowers’ option, at the Administrative Agent’s prime rate plus 0.25%, or LIBOR plus 1.25%, in each case based on the new credit facility’s current debt rating of Ba1 by Moody’s Investors Services, Inc.
     The US Borrowers used approximately $330 million advanced under the Credit Agreement, together with debt assumed by UCLP in connection with its initial public offering (the “Offering”) and proceeds received from UCLP in connection with the redemption by UCLP of 825,000 common units representing limited partner interests in UCLP issued to UCI in connection with the Offering, to repay all balances under the prior senior secured credit facility. Additionally, approximately $28 million of the letter of credit subfacility to the revolving credit facility was utilized to replace the letters of credit outstanding under the prior revolving credit facility. The US Borrowers intend to use the remainder of the proceeds of the Credit Agreement for working capital, acquisitions and general corporate purposes.
     Under the Credit Agreement, the Borrowers are subject to certain limitations, including limitations on their ability: to incur additional debt or sell assets, with restrictions on the use of proceeds; to make certain investments and acquisitions; to grant liens; and to pay dividends and distributions. In addition, the Borrowers will be required to pay down the facilities under certain circumstances if they sell certain assets or property. The Credit Agreement contains certain affirmative covenants to provide guarantees from any domestic subsidiary with gross assets exceeding $50 million. The Borrowers are also subject to financial covenants which include a total debt to EBITDA ratio, interest coverage ratio and a senior secured leverage ratio. The Credit Agreement specifies a number of events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other agreements or instruments of indebtedness, change of control and noncompliance with covenants. Upon the occurrence of an event of default, the lenders may terminate the facility and declare all amounts outstanding to be immediately due and payable.
     A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.
     On October 23, 2006, the Company issued a press release with respect to the foregoing. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.
Omnibus Agreement
     On October 20, 2006, the Company entered into an omnibus agreement (the “Omnibus Agreement”) with UCLP, UC Operating Partnership, L.P., UCO GP, LLC, UCO General Partner, LP, UCI and UCLP OLP GP LLC. The Omnibus Agreement governs several relationships between the Company and UCLP, including:
i.	Certain agreements not to compete between the Company, UCLP and their respective affiliates;

ii.	The Company’s obligation to provide all operational staff, corporate staff and support services reasonably necessary to run the Partnership’s business and UCLP’s obligation to reimburse the Company for the provision of such services;

iii.	The terms under which the Company, UCLP and their respective affiliates may transfer compression equipment among one another to meet their respective compression services obligations;

iv.	The terms under which UCLP may purchase newly-fabricated compression equipment from the Company;

v.	The Company’s license of certain intellectual property to UCLP, including UCLP’s logo; and

vi.	The Company’s obligation to indemnify UCLP for certain liabilities and UCLP’s obligation to indemnify the Company for certain liabilities.
     A copy of the Omnibus Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Relationships
     Some of the underwriters of the Offering and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its subsidiaries or with UCLP and its subsidiaries. Merrill Lynch, Pierce, Fenner & Smith Incorporated, an underwriter of the Offering, provided a fairness opinion to UCI, in connection with UCI’s contribution of assets to UCLP in connection with the Offering, and received a structuring fee from the Company in connection with the completion of the Offering. In addition, affiliates of Merrill Lynch, Lehman Brothers, Deutsche Bank Securities Inc. (“Deutsche”) and Wachovia Capital Markets, LLC (“Wachovia”), each Underwriters of the Offering, were lenders under the Credit Agreement and Deutsche and Wachovia were lenders under the senior secured credit agreement that UCLP and its subsidiaries entered into on October 20, 2006.
Item 1.02 Termination of a Material Agreement.
     In connection with entering into the Credit Facility described in Item 1.01 of this Form 8-K, all balances under the Senior Secured Credit Agreement, dated as of January 14, 2005, as amended, among the Company, UCI, UC Canadian Partnership Holdings Company, Wachovia Bank, National Association, as US Administrative Agent, Congress Financial Corporation (Canada), as Canadian Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Deutsche Bank Securities Inc., The Bank of Nova Scotia and The Royal Bank of Scotland plc as Co-Documentation Agents and the lenders signatory thereto arranged by Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Runners and Deutsche Bank Securities Inc. as Co-Arranger, were repaid and such credit facility was terminated.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Information contained in Item 1.01 of this Form 8-K is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit
Number	Description
Exhibit 10.1	Senior Secured Credit Agreement, dated October 20, 2006, by and among Universal Compression, Inc., as Co-US Borrower and Guarantor, Universal Compression Holdings, Inc., as Co-US Borrower and Guarantor, Universal Compression Canada, Limited Partnership, as Co-Canadian Borrower, UC Canadian Partnership Holdings Company, as Co-Canadian Borrower, Wachovia Bank, National Association, as US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent, Deutsche Banc Trust Company Americas, as Syndication Agent, JPMorgan Chase Bank, N.A. and The Bank of Nova Scotia, as Co-Documentation Agents and the other lenders signatory thereto.

Exhibit 10.2	Omnibus Agreement, dated October 20, 2006, by and among Universal Compression Partners, L.P., UC Operating Partnership, L.P., UCO GP, LLC, UCO General Partner, LP, Universal Compression, Inc., Universal Compression Holdings, Inc. and UCLP OLP GP LLC.

Exhibit 99.1	Press Release dated October 23, 2006 regarding the entering into of a new $500 million credit facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Registrants)
Date: October 26, 2006	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 10.1	Senior Secured Credit Agreement, dated October 20, 2006, by and among Universal Compression, Inc., as Co-US Borrower and Guarantor, Universal Compression Holdings, Inc., as Co-US Borrower and Guarantor, Universal Compression Canada, Limited Partnership, as Co-Canadian Borrower, UC Canadian Partnership Holdings Company, as Co-Canadian Borrower, Wachovia Bank, National Association, as US Administrative Agent, Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent, Deutsche Banc Trust Company Americas, as Syndication Agent, JPMorgan Chase Bank, N.A. and The Bank of Nova Scotia, as Co-Documentation Agents and the other lenders signatory thereto.

Exhibit 10.2	Omnibus Agreement, dated October 20, 2006, by and among Universal Compression Partners, L.P., UC Operating Partnership, L.P., UCO GP, LLC, UCO General Partner, LP, Universal Compression, Inc., Universal Compression Holdings, Inc. and UCLP OLP GP LLC.

Exhibit 99.1	Press Release dated October 23, 2006 regarding the entering into of a new $500 million credit facility.